Exhibit 99.1

Pyxis Oncology Appoints Thomas Civik Chief Executive Officer and Chairman of the Board

John Flavin, Co-Founder and Founding Chairman, to serve as Lead Independent Director of the Board

Leadership transition reflects continued focus on advancing MICVO through key clinical milestones

BOSTON, September 8, 2026 (GLOBE NEWSWIRE) — Pyxis Oncology, Inc. (Nasdaq: PYXS), a clinical-stage company developing next-generation therapeutics for difficult-to-treat cancers, announced today that its Board of Directors has appointed Thomas Civik as Chief Executive Officer and Chairman of the Board, effective as of September 4, 2026. Mr. Civik has served as Interim Chief Executive Officer since February 2026 and as a member of Pyxis Oncology’s Board of Directors since 2021.

In connection with Mr. Civik’s appointment as Chairman, John Flavin, co-founder and founding Chairman of Pyxis Oncology, will transition to Lead Independent Director and will continue to serve as a member of the Board. Mr. Flavin has provided leadership to Pyxis Oncology since its founding and has played an instrumental role in the Company’s formation, growth and evolution into the clinical-stage organization it is today.

“Over the past several months, Tom has demonstrated the leadership, strategic focus and disciplined execution the Board believes are needed as Pyxis Oncology approaches key clinical milestones for MICVO,” said John Flavin, Lead Independent Director of Pyxis Oncology. “He brings a deep understanding of the Company, its science and its strategy, and during his time as Interim Chief Executive Officer, the Company has continued to advance MICVO, strengthen its financial position and remain focused on generating the clinical evidence needed to evaluate MICVO’s potential for patients. The Board has full confidence in Tom and is pleased to appoint him Chief Executive Officer and Chairman of the Board.”

“I am honored by the Board’s confidence and proud to continue leading Pyxis Oncology at such an important time for the Company,” said Thomas Civik, Chief Executive Officer and Chairman of the Board. “I want to thank John for his tremendous leadership and commitment to Pyxis Oncology. His vision and guidance have helped shape the Company from its earliest days, and I am grateful that we will continue to benefit from his experience and perspective as Lead Independent Director.”

Mr. Civik continued, “Our extraordinary team at Pyxis Oncology has executed with speed, precision, and a deep commitment to finding new treatment options for difficult-to-treat cancers. With important clinical milestones ahead, our focus remains on generating the clinical evidence needed to evaluate MICVO’s potential to address the significant unmet need in head and neck cancer. I look forward to working alongside our talented team as we continue to execute on our strategy and deliver meaningful progress for patients while building long-term value for shareholders.”

Mr. Civik most recently served as the Chairman of ImCheck Therapeutics (acquired by Ipsen) and Repare Therapeutics (acquired by Xoma). He also served as President and Chief Executive Officer of Five Prime Therapeutics until its acquisition by Amgen for $1.9 billion in April 2021. He was previously Chief Commercial Officer at Foundation Medicine, and before that, held various roles over a 17-year career at Genentech, with responsibility for several important therapies such as Avastin, Tecentriq, Alecensa and Tarceva. Mr. Civik earned a B.A. from St. Norbert College, and an M.B.A. from Northwestern University Kellogg School of Management.

Pyxis Oncology expects to report updated data from the ongoing MICVO Phase 1 monotherapy study in second-line and beyond (2L+) recurrent/metastatic head and neck squamous cell carcinoma (R/M HNSCC) in the Fall of 2026. The update is expected to include detailed analysis of patients treated at or below dose cap, including the impact on safety, tolerability, efficacy and initial durability. The Company also expects to report updated data from its ongoing Phase 1/2 combination study with pembrolizumab in first-line (1L) R/M HNSCC in the fourth quarter of 2026.

About Pyxis Oncology, Inc.

Pyxis Oncology, Inc. is a clinical-stage biopharmaceutical company developing therapeutics for difficult-to-treat cancers. The Company’s lead candidate, micvotabart pelidotin (MICVO), is a first-in-concept antibody-drug conjugate (ADC) that targets extradomain-B of fibronectin (EDB+FN), a non-cellular structural component of the tumor extracellular matrix (ECM). EDB+FN is selectively overexpressed in the tumor microenvironment of a wide range of solid tumors and largely absent from normal adult tissues. MICVO is designed to treat solid tumors through a three-pronged mechanism of action: direct cancer cell killing, bystander effect and immunogenic cell death. MICVO is currently being evaluated as monotherapy in a Phase 1 clinical study in patients with recurrent and metastatic head and neck squamous cell carcinoma (R/M HNSCC) and in combination with Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab) in a Phase 1/2 clinical study in patients with R/M HNSCC and other solid tumors. Pyxis Oncology is focused on advancing MICVO, with the goal of improving outcomes for patients living with R/M HNSCC and contributing to meaningful progress in cancer treatment.

MICVO received Fast Track Designation from the U.S. Food and Drug Administration for the treatment of adult patients with R/M HNSCC whose disease has progressed following treatment with platinum-based chemotherapy and an anti-PD-(L)1 therapy.

KEYTRUDA® is a registered trademark of Merck Sharp & Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

To learn more, visit www.pyxisoncology.com or follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements are often identified by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” “would,” or the negative or plural of these words, or similar expressions or variations, although not all forward-looking statements contain these words. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified herein, and those discussed in the section titled “Risk Factors” set forth in Part II, Item 1A. of the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2026, and our other filings, each of which is on file with the Securities and Exchange Commission. These risks are not exhaustive. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date hereof and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Pyxis Oncology Contact

IR@pyxisoncology.com